EXHIBIT 4.1
Amendment
Amendment, dated as of July 25, 2008 (this “Amendment”), to the Stockholder Protection Rights Agreement, dated as of October 9, 2007 (the “Rights Agreement”), between the Morgans Hotel Group Co. (the “Company”) and Mellon Investors Services LLC, as rights agent (the “Rights Agent”). Capitalized terms used but not defined herein shall have the meanings assigned to such terms in the Rights Agreement.
WHEREAS, pursuant to Section 5.4 of the Rights Agreement, the Company may amend the Rights Agreement in any respect prior to the Flip-in Date without the consent of the holders of Rights.
WHEREAS, the Company would like to amend the definition of the Expiration Time in the Rights Agreement.
NOW, THEREFORE, the Company and the Rights Agent hereby agree to amend the Rights Agreement as follows:
Section 1. From and after the execution and delivery of this Amendment, the definition of the term “Expiration Time” in Section 1.1 of the Rights Agreement is hereby amended by changing the phrase “first anniversary” in clause (iii) of such definition to the phrase “second anniversary”.
Section 2. THIS AMENDMENT SHALL BE DEEMED TO BE A CONTRACT MADE UNDER THE LAWS OF THE STATE OF DELAWARE AND FOR ALL PURPOSES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF SUCH STATE APPLICABLE TO CONTRACTS TO BE MADE AND PERFORMED ENTIRELY WITHIN SUCH STATE; EXCEPT THAT ALL PROVISIONS REGARDING THE RIGHTS, DUTIES AND OBLIGATIONS OF THE RIGHTS AGENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED ENTIRELY WITHIN SUCH STATE.
Section 3. This Amendment may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered as of the date first above written.

MORGANS HOTEL GROUP CO.

By:	/s/ Richard Szymanski

Name:	Richard Szymanski
Title:	CFO

MELLON INVESTOR SERVICES LLC

By	/s/ Oreste Casciaro

Name:	Oreste Casciaro
Title:	Vice President